                                                                    Exhibit 23.2


                   CONSENTS OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 21, 1997, included in the Northern Trust Corporation's Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this registration statement.



                                       /s/ Arthur Andersen LLP

                                       ARTHUR ANDERSEN LLP

Chicago, Illinois
September 16, 1997


     As independent public accountants, Hill, Taylor & Co. hereby consent to the incorporation by reference in this Form S-8 of our report dated April 7, 1997, included in the Northern Trust Company's Thrift-Incentive Plan Annual Report on Form 11-K for the year ended December 31, 1996 and to all references to our Firm included in this registration statement.



                                       /s/ Hill, Taylor LLC

                                       HILL, TAYLOR LLC

Chicago, Illinois
September 16, 1997


                              CONSENT OF ATTORNEYS

     The consent of Rossiter, Ritchie & Porter to the filing of their opinion as an exhibit to this registration statement is contained in their opinion filed as
Exhibit 5 hereto.